UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 29, 2025

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 29, 2025, Bausch Health Companies Inc. (“BHC”) and DURECT Corporation (“DURECT”) issued a joint press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, BHC Lyon Merger Sub, Inc., a wholly-owned subsidiary of BHC (“BHC Lyon”), will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of DURECT, for (a) $1.75 per share in cash, plus (b) one non-transferrable contingent value right for each share of DURECT common stock, which represents the contractual right to receive the pro rata portion of two milestone payments of up to $350,000,000 in the aggregate (net of retention bonuses payable to certain DURECT employees upon milestone achievement) upon the achievement of net sales milestones. If successful, the Offer will be followed by a merger of BHC Lyon with and into DURECT. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of the common stock of DURECT or any other securities. At the time the tender offer is commenced, we will file, or will cause to be filed, tender offer materials on Schedule TO with the SEC and DURECT will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY WHEN THEY BECOME AVAILABLE AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Those materials and all other documents filed by, or caused to be filed by, BHC and DURECT with the SEC will be available at no charge on the SEC’s website at www.sec.gov. The tender offer materials and related materials also may be obtained for free (when available) under the “Corporate Governance—SEC Filings” section of our investor website at https://ir.bauschhealth.com/, and the Solicitation/Recommendation Statement and such other documents also may be obtained for free (when available) from DURECT under the “SEC Filings” section of DURECT’s investor website at https://www.durect.com/investors/.

Item 9.01	Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated July 29, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Jean-Jacques Charhon
Name:	Jean-Jacques Charhon
Title:	Executive Vice President, Chief Financial Officer

Date: July 29, 2025